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Exhibit 21
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                          SUBSIDIARY HIERARCHY REPORT
                          ---------------------------

                                                                     State of               Owned By
Subsidiary                                                        Incorporation              Parent
----------                                                        --------------            --------
BI - Armored Services Corporation                                    Delaware                  100%
BI - Canadian Guard Corporation                                      Delaware                  100%
     Burns International Security Services Limited                   Ontario                   100%
          398367 Alberta Ltd.                                        Alberta                   100%
               Danfield Security Services Ltd.                       Alberta                   100%
          Burns International Liability Management Company           Delaware                20.83%
          Les Services de Protection Burns International Ltee.       Quebec                    100%
BI - Colombia Guard Corporation                                      Delaware                  100%
     Newerco, Inc.                                                   Delaware                  100%
          BII, Inc.                                                  Delaware                  100%
               Seguridad Burns de Colombia, S.A.                     Colombia                   94%
          The William J. Burns International Detective
             Agency, Inc.                                            Delaware                  100%
               Seguridad Burns de Colombia, S.A.                     Colombia                  5.9%
BI - Equities Corporation                                            Delaware                  100%
     BI - Equities Corporation of California                         California                100%
     BI - Insurance Holding Corporation                              Delaware                  100%
     Borg-Warner Equities of Monterey, Inc.                          California                100%
     NAL II, Ltd.                                                    Delaware                  100%
BI - U.K. Guard Corporation                                          Delaware                  100%
     Burns International Security Services (U.K.) Limited            United Kingdom            100%
          Air Security Limited                                       United Kingdom            100%
          Burns International Security Services (Ireland) Limited    Republic of Ireland       100%
BIS-Chemicals Corporation                                            Delaware                  100%
BPS Financial Services, Inc.                                         Delaware                  100%
Baker Insurance Company                                              Illinois                  100%
Burns International Security Services Corporation                    Delaware                  100%
     Burns International SafeToHire.com, Inc.                        Delaware                  100%
     Burns International Security Services Inc. of Florida           Florida                   100%
     Burns International Security Services, Inc.                     American Samoa            100%
     Hall Security Services, Inc.                                    Maine                     100%
     Oak Ridge Security Associates, LLC                              Delaware                   51%
Globe Aviation Services Corporation                                  Delaware                  100%
     Globe Airport Security Services, Inc.                           Delaware                  100%
     Globe Aviation Services Corporation of Puerto Rico              Delaware                  100%
     Globe Aviation Services of Canada, Limited                      Ontario                   100%